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                                                                      EXHIBIT 11

                 LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  Quarter Ended September 30
                                                                                 ----------------------------
                                                                                      1996             1995
                                                                                 -----------      -----------
PRIMARY EARNINGS (LOSS) PER SHARE:
    Average common shares outstanding                                                 20,149           20,149
    Average common stock equivalents under non-employee Directors Long
       Term Incentive Plan                                                                 9               18
                                                                                 -----------      -----------
         TOTAL SHARES                                                                 20,158           20,167
                                                                                 ===========      ===========

Loss before loss from discontinued operations                                    $    (6,984)     $  (194,230)
Loss from discontinued operations                                                         --               --
                                                                                 -----------      -----------
         Net loss                                                                $    (6,984)     $  (194,230)
                                                                                 ===========      ===========

Primary earnings (loss) per share:
    Loss before loss from discontinued operations                                $      (.35)     $    (9. 63)
    Loss from discontinued operations                                                     --               --
                                                                                 -----------      -----------
         Net loss                                                                $      (.35)     $    (9. 63)
                                                                                 ===========      ===========


ADDITIONAL COMPUTATION OF EARNINGS (LOSS) PER SHARE:


FULLY DILUTED EARNINGS (LOSS) PER SHARE:
    Average common shares outstanding                                                 20,149           20,149
    Average common stock equivalents under non-employee Directors Long
       Term Incentive Plan                                                                 9               18
                                                                                 -----------      -----------
         TOTAL SHARES                                                                 20,158           20,167
                                                                                 ===========      ===========

Loss before loss from discontinued operations                                    $    (6,984)     $  (194,230)
Loss from discontinued operations                                                         --               --
                                                                                 -----------      -----------
         Net loss                                                                $    (6,984)     $  (194,230)
                                                                                 ===========      ===========

Primary earnings (loss) per share:
    Loss before loss from discontinued operations                                $      (.35)     $     (9.63)
    Loss from discontinued operations                                                     --               --
                                                                                 -----------      -----------
         Net loss                                                                $      (.35)     $     (9.63)
                                                                                 ===========      ===========